INVESTOR CONTACT: (818) 225-3550
David Bigelow or Lisa Riordan
MEDIA CONTACT: (800)796-8448
COUNTRYWIDE REPORTS JANUARY 2006 OPERATIONAL RESULTS
— SERVICING PORTFOLIO REACHES $1.13 TRILLION —
— MORTGAGE LOAN PIPELINE AT $57 BILLION —
CALABASAS, CA (February 9, 2006) — Countrywide Financial Corporation (NYSE: CFC) released operational data for the month ended January 31, 2006. Operational highlights included the following:
•	Mortgage loan fundings for the month of January were $33 billion, rising 16 percent from January 2005.
— Monthly purchase volume was $14 billion, an increase of 14 percent from January 2005.

— Adjustable-rate loan fundings for the month were $17 billion, advancing 12 percent from January 2005.

— Home equity loan fundings for January were $3.5 billion, up 27 percent from last year.

— Nonprime loan fundings totaled $3.0 billion, which compares to $3.9 billion for January 2005.

— Pay-option loan fundings for the month were $6.8 billion, as compared to $4.7 billion in January 2005. Interest-only loan volume was $6.9 billion for the month of January 2006, which compares to $4.7 billion for the same period a year ago.

— It should be noted that the various mortgage loan funding categories listed above are not mutually exclusive and are not intended to total 100 percent of fundings.
•	Average daily mortgage loan application activity in January was $2.4 billion, up 14 percent from the January 2005 level. The mortgage loan pipeline was $57 billion at January 31, 2006, up 20 percent from January 31, 2005.

•	The mortgage loan servicing portfolio continued its uninterrupted growth, reaching a new high of $1.13 trillion at January 31, 2006. This is an increase of $260 billion, or 30 percent, from January 31, 2005.

•	Total assets at Countrywide Bank reached $76 billion at January 31, 2006, an increase of 76 percent from January 31, 2005.
— Countrywide Bank retained $2.4 billion of pay-option loans and $0.3 billion of interest-only loans during the month of
January 2006. This compares to $0.9 billion and $0.8 billion, respectively, for the same period a year ago.
Investor Relations
4500 Park Granada * Calabasas, CA 91302 * 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

•	Securities trading volume in the Capital Markets segment for the month of January 2006 was $315 billion, an increase of 27 percent over January of last year.
•	Net earned premiums from the Insurance segment were $96 million for the month of January 2006, which compares to $69 million for the prior year period.
“Countrywide was the number one mortgage originator and servicer for 2005, according to Inside Mortgage Finance,” said Stanford L. Kurland, President and Chief Operating Officer. “Countrywide increased its origination share by more than 3 percentage points from 2004 to reach 15.7 percent and widened its lead as the number one originator. Similarly, our servicing share continued its climb, reaching 12.1 percent at year-end.
“For the mortgage lending activities, January 2006 fundings were $33 billion, up from $28 billion in January 2005. On a sequential basis, however, January 2006 fundings were down 26 percent from December 2005. This was largely a result of normal seasonal effects. Last year, by comparison, January 2005 fundings fell 19 percent from December 2004. At January 31, 2006, the Servicing sector recorded portfolio growth to $1.13 trillion.
“Operational highlights for the month also included total assets at the Bank increasing to $76 billion, up $33 billion from January 2005. In addition, the Capital Markets segment set a new record for average daily trading volume, and net earned premiums from the Insurance segment were up 40 percent from last year.”
Founded in 1969, Countrywide Financial Corporation is a diversified financial services provider and a member of the S&P 500, Forbes 2000, and Fortune 500. Through its family of companies, Countrywide: originates, purchases, securitizes, sells, and services prime and nonprime loans; provides loan closing services such as credit reports, appraisals and flood determinations; offers banking services which include depository and home loan products; conducts mortgage-related investment banking; provides property, life and casualty insurance; and manages a captive mortgage reinsurance company. For more information about the Company, visit Countrywide’s website at www.countrywide.com.
This Press Release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, the Company’s future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: competitive and general economic conditions in each of our business segments; changes in general business, economic, market and political conditions in the United States and abroad from those expected; loss of investment grade rating that may result in an increase in the cost of debt or loss of access to corporate debt markets; reduction in government support of homeownership; the level and volatility of interest rates; changes in interest rate paths; changes in generally accepted accounting principles or in the legal, regulatory and legislative environments in the markets in which the Company operates; the ability of management to effectively implement the Company’s strategies; and other risks noted in documents filed by the Company with the Securities and Exchange Commission from time to time. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
(tables follow)
Investor Relations
4500 Park Granada * Calabasas, CA 91302 * 818-225-3550
http://www.countrywide.com
Countrywide Home Loans, Inc. and Countrywide Bank, N.A. are Equal Housing Lenders. ©2002 Countrywide Financial Corporation.
Trade/service marks are the property of Countrywide Financial Corporation and/or its subsidiaries. All rights reserved.

COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISICS(1)
(Dollars in Millions)

	Month Ended
	January 31,	January 31,
	2006	2005
LOAN PRODUCTION
Number of Working Days in the Period	20	19
Average Daily Mortgage Loan Applications	$2,408	$2,107
Mortgage Loan Pipeline (loans-in-process)	$57,351	$47,842
Commercial Real Estate Loan Pipeline (loans-in-process)	$308	$233

Loan Fundings:
Consumer Markets Division	$9,125	$8,147
Wholesale Lending Division	5,613	5,177
Correspondent Lending Division	12,757	10,254
Countrywide Bank (2)	1,346	—

Total Mortgage Banking	28,841	23,578
Capital Markets	955	2,190
Countrywide Bank Investment Portfolio (2) (3)	2,837	2,477

Total Mortgage Loan Fundings	32,633	28,245
Commercial Real Estate Fundings	235	247

Total Loan Fundings	$32,868	$28,492

Loan Fundings in Units:
Consumer Markets Division	55,105	53,993
Wholesale Lending Division	26,929	26,805
Correspondent Lending Division	61,201	57,064
Countrywide Bank (2)	15,062	—

Total Mortgage Banking	158,297	137,862
Capital Markets	3,777	10,673
Countrywide Bank Investment Portfolio (2) (3)	16,560	19,904

Total Mortgage Loan Fundings in Units	178,634	168,439
Commercial Real Estate	26	6

Total Loan Fundings in Units	178,660	168,445

Mortgage Loan Fundings (4) :
Purchase	$14,410	$12,666
Non-purchase	18,223	15,579

Total Mortgage Loan Fundings	$32,633	$28,245

Mortgage Loan Fundings by Product:
Government Fundings	$856	$646
ARM Fundings	$16,835	$15,080
Home Equity Fundings	$3,476	$2,732
Nonprime Fundings	$3,042	$3,851

MORTGAGE LOAN SERVICING (5)
Volume	$1,126,610	$866,665
Units	7,500,434	6,388,677
Subservicing Volume (6)	$29,141	$22,712
Subservicing Units	247,185	211,025
Prepayments in Full	$13,548	$12,408
Bulk Servicing Acquisitions	$40	$8,475
Portfolio Delinquency (%) — CHL (7)	4.42%	3.89%
Foreclosures Pending (%) — CHL (7)	0.46%	0.45%
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COUNTRYWIDE FINANCIAL CORPORATION AND SUBSIDIARIES
OPERATING STATISICS(1)
(Dollars in Millions)

	Month Ended
	January 31,	January 31,
	2006	2005
LOAN CLOSING SERVICES (units)
Credit Reports	821,967	695,173
Flood Determinations	275,546	233,500
Appraisals	86,503	68,309
Automated Property Valuation Services	967,896	496,469
Other	15,866	16,027

Total Units	2,167,778	1,509,478

CAPITAL MARKETS
Securities Trading Volume (8)	$314,858	$248,216

BANKING
Assets Held by Countrywide Bank (in billions)	$76.1	$43.3

INSURANCE
Net Premiums Earned:
Carrier	$79.4	$54.5
Reinsurance	17.0	14.5

Total Net Premiums Earned	$96.4	$69.0

GLOBAL OPERATIONS
Global Home Loans Subservicing Volume (in billions)	$105	$116

Period-end Rates
10-Year U.S. Treasury Yield	4.53%	4.14%
FNMA 30-Year Fixed Rate MBS Coupon	5.76%	5.12%

(1)	The above data reflect current operating statistics and do not constitute all factors impacting the quarterly and annual financial results of the Company. All figures are unaudited and monthly figures may be adjusted in the reported financial statements of the Company. Such financial statements are provided by the Company quarterly. The Company makes no commitment to update this information for changes in circumstances or events which occur subsequent to the date of this release.

(2)	Countrywide Bank funds loans for both investment purposes and for sale; these loans are processed for Countrywide Bank by the Company’s Mortgage Banking production divisions. Bank production included in Mortgage Banking fundings includes loans originated for sale at the Bank together with bulk sales of loans from the Bank to the Mortgage Banking Segment.

(3)	Bank loan fundings will be negative in a period where fundings are exceeded by loans sold to affiliates.

(4)	Purchase fundings include first trust deed and home equity loans used as purchase money debt in the acquisition of a home. Non-purchase fundings include first trust deed refinance loans, home equity refinance loans, and stand-alone home equity loans.

(5)	Includes loans held for sale, loans held for investment, and loans serviced for others, including those under subservicing agreements.

(6)	Subservicing volume for non-Countrywide entities.

(7)	Expressed as a percentage of the total number of loans serviced, excluding subserviced loans and portfolios purchased at a discount due to their non-performing status.

(8)	Includes trades with Mortgage Banking Segment.
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